Exhibit 10.3

KENNEDY-WILSON HOLDINGS, INC.
SECOND AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN
EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”), is made effective as of _________, 2017 (the “Effective Date”), by and between Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and ____________ (the “Awardee”).
WITNESSETH:
WHEREAS, the Company has adopted the Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan (as may be amended from time to time, the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and
WHEREAS, the Committee has authorized the award to the Awardee of shares of Restricted Stock (“Restricted Shares”) under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided.
NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:
1.Definitions.
To the extent not defined herein, terms used in this Agreement which are defined in the Plan shall have the same meanings as set forth in the Plan.
2.    Award of Restricted Shares.
The Committee hereby awards to the Awardee ______ Restricted Shares. All such Restricted Shares shall be subject to the restrictions and forfeiture provisions contained in Sections 4, 5 and 6, such restrictions and forfeiture provisions to become effective immediately upon execution of this Agreement by the parties hereto.
3.    Stock Issuance.
The Awardee hereby acknowledges that the Restricted Shares are issued in book entry form on the books and records as kept by the Company’s transfer agent, shall be registered in the name of the Awardee and a stock certificate evidencing the Restricted Shares shall not be delivered to the Awardee until the Awardee satisfies the vesting requirements contained in Sections 4 or 5. In the event that a stock certificate is delivered to the Awardee before the vesting requirements are satisfied and all Restrictions imposed pursuant to this Agreement have lapsed, the Awardee hereby acknowledges that such stock certificate shall bear the following legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of an Agreement entered into between the registered owner and Kennedy-Wilson Holdings, Inc., effective as of __________, 2017. Copies of such Agreement are on file in the offices of the Secretary, Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, CA 90212.”
4.    Vesting.
Subject to Sections 5 and 6 below, one-third (1/3rd) of the Restricted Shares (with any fractional Restricted Share rounded as determined by the Company) shall vest and no longer be subject to Restrictions pursuant to the terms of this Agreement and the Plan on each of the first three (3) anniversaries of the Vesting Commencement Date (defined below) (each such date, a “Vesting Date”), subject to the Awardee’s continued employment with the Company or an Affiliate through the applicable Vesting Date. For purposes of this Agreement, “Vesting Commencement Date” shall mean ______.
Notwithstanding the foregoing, in the event that a Change of Control occurs and the Awardee remains in continued employment with the Company or an Affiliate thereof until at least immediately prior to the Change of Control, all of the then-unforfeited Restricted Shares shall automatically become fully vested and no longer subject to Restrictions as of the date of such Change of Control.
5.    Termination of Employment.
Notwithstanding the foregoing, the following provisions shall apply in the event that the Awardee’s employment with the Company and its Affiliates terminates prior to the Awardee’s fully satisfying any of the vesting requirements set forth in Section 4:
(a)    If the Awardee’s employment with the Company and its Affiliates shall be terminated by reason of the Awardee’s death or Total and Permanent Disability, in any such event, all then-unforfeited Restricted Shares subject to vesting thereafter shall automatically become fully vested and no longer subject to Restrictions as of the date of such termination of employment; or
(b)    If the Awardee’s employment with the Company and its Affiliates shall be terminated for any reason other than as set forth in Section 5(a), then except as otherwise set forth in a written agreement between the Awardee and the Company or an Affiliate thereof, all of the Awardee’s then-unforfeited Restricted Shares shall thereupon be cancelled and forfeited as of the date of such termination of employment without consideration therefor, and the Awardee shall have no further right or interest in or with respect to such Restricted Shares.
6.    Restriction on Transferability.
Except as otherwise provided in the Plan and subject to Section 5, the Restricted Shares shall not be transferable unless and until (and solely to the extent) the Awardee satisfies the vesting requirements contained in Section 4. In addition, notwithstanding anything herein or in the Plan to the contrary, the Awardee shall not, without the consent of the Committee (which may be withheld in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any vested Restricted Shares prior to the earlier to occur of (a) the third (3rd) anniversary of the date on which such Restricted Shares become vested under Section 4 or 5 and such shares are no longer subject to Restrictions and (b) the occurrence of a Change of Control (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to (i) any Transfer of shares to the Company, (ii) any Transfer of shares in satisfaction of any withholding obligations with respect to the Restricted Shares, or (iii) any Transfer following the termination of the Awardee’s employment with the Company and its Affiliates, including without limitation by will or pursuant to the laws of descent and distribution. Any Transfer of the Restricted Shares which is not made in compliance with the Plan and this Agreement shall be null and void and of no effect.
7.    Voting and Dividend Rights.
The Awardee shall have the voting rights of a stockholder of Common Stock with respect to the Restricted Shares. Any dividends declared on the Common Stock with respect to unvested Restricted Shares shall not be paid to the Awardee on a current basis, but shall instead accumulate and be paid to the Awardee in a lump sum on the date (if any), and only to the extent, that the underlying Restricted Shares vest. The Awardee’s right to any unpaid dividends with respect to unvested Restricted Shares that are forfeited, cancelled or otherwise terminate without having vested shall be forfeited, cancelled and shall terminate upon the forfeiture, cancellation or termination of the underlying Restricted Shares. Any amounts that may become distributable in respect of dividends declared or paid on the Common Stock shall be treated separately from the Restricted Shares and the rights arising in connection therewith for purposes of Section 409A of the Code (including for purposes of the designation of time and form of payments required by Section 409A of the Code).
8.    Regulation by the Committee.
This Agreement and the Restricted Shares shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee, including, without limitation, any question relating to the vesting conditions set forth in Section 4.
9.    Withholding.
The Company and its Affiliates shall be entitled to deduct and withhold the minimum amount necessary in connection with the Awardee’s Restricted Shares to satisfy its withholding obligations under any and all federal, state and/or local tax rules or regulations.
10.    Amendment.
The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would impair the Awardee’s rights or entitlements with respect to the Restricted Shares shall be effective without the prior written consent of the Awardee.
11.    Plan Terms.
The terms of the Plan are hereby incorporated herein by reference.
12.    Effective Date of Award.
The award of each Restricted Share under this Agreement shall be effective as of the Effective Date.
13.    Awardee Acknowledgment.
By executing this Agreement, the Awardee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

AWARDEE:	KENNEDY-WILSON HOLDINGS, INC.

________________________________ ____________	By: Its: